Contact:	Michael Kirshbaum	The Advisory Board Company
	Chief Financial Officer	2445 M Street, N.W.
	202.266.5876	Washington, D.C. 20037
	jacobsg@advisory.com	www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY REPORTS
FISCAL YEAR 2008 SECOND QUARTER RESULTS

Company Reports Quarterly Revenue Growth of 16% and Contract Value Growth of 17%;
Announces New Program Launch

WASHINGTON, D.C. — (November 1, 2007) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the second quarter of its fiscal year ending March 31, 2008. Revenues for the quarter increased 16% to $54.0 million, from $46.7 million in the second quarter of fiscal 2007. Net income was $8.5 million, or $0.45 per diluted share, compared to $7.2 million, or $0.37 per diluted share, for the same period a year ago. Contract value grew 17% to $217.5 million as of September 30, 2007, up from $186.3 million as of September 30, 2006.

For the six months ended September 30, 2007, revenues increased 16% to $105.1 million, from $90.9 million for the six months ended September 30, 2006. Net income for the six months ended September 30, 2007 was $15.6 million, or $0.83 per diluted share, compared to $13.7 million, or $0.70 per diluted share, for the same period a year ago.

To analyze results on a comparable basis to periods prior to the implementation of SFAS No. 123R, the Company’s management uses and is providing adjusted financial results, including adjusted net income and earnings per diluted share, that exclude share-based compensation expense. Adjusted net income for the second quarter of fiscal year 2008 was $10.8 million, up from $9.2 million for the second quarter of fiscal year 2007. Adjusted earnings per diluted share for the second quarter of fiscal year 2008 increased 21% to $0.58, from $0.48 in the same quarter of the prior year. Adjusted net income for the six months ended September 30, 2007 was $20.2 million, or $1.07 per diluted share compared to $17.8 million, or $0.91 per diluted share, for the same period a year ago. A reconciliation of the Company’s reported and adjusted results is set forth in the “Reconciliation of Non-GAAP Financial Measures” section included below.

Frank Williams, Chairman and Chief Executive Officer of The Advisory Board Company, commented, “We are quite pleased with our financial results for the second quarter. Across the quarter, healthy renewal performance, strong new program introductions and success in cross-selling led to strong revenue and contract value growth. Accordingly, our value proposition of providing cutting-edge, highly applicable best practice research, complemented by an ongoing focus on program innovation continues to resonate in the marketplace. Across the year, member feedback continues to emphasize the tangible economic impact of our membership programs on their most important strategic and operational issues.”

Williams added, “I am also pleased to announce our latest launch, the Supply Quality Performance Program. This program provides a comprehensive toolkit to assist health systems in building a real-time performance benchmark and decision support system aimed at ensuring patient safety and care excellence through the proactive management of supply quality. Through best practice research, performance benchmarking data, and a robust, web-based analytical tool, the program enhances a member institution’s ability to create an infrastructure to ensure that supplies and devices uniformly meet quality standards across a broad organization. Given recent market trends towards increased quality transparency as well as the rapidly shifting medical supply landscape, this infrastructure is critical as an operational and strategic tool in improving patient safety that will increasingly become a critical core competency for our hospital members. We have already established a strong charter membership for the program, including Evanston Northwestern Healthcare, Stanford Hospital, University Medical Center at Princeton, Hackensack University Medical Center, and Children’s Hospital of Seattle. The program is off to a strong start, and we are very excited about its potential.”

Outlook for the Remainder of Calendar Year 2007

The Company announced revenue guidance for the next calendar quarter of approximately $55.8 million, and has increased its full year revenue guidance to approximately $211.2 million. The Company expects adjusted earnings per diluted share of $0.54 for the quarter ending December 31, 2007, and has increased its full year adjusted earnings per diluted share guidance to $2.10. The Company expects an effective income tax rate of approximately 33.3% for the remainder of fiscal year 2008.

Adjusted expected results exclude share-based compensation expense and are estimated using effective tax rates and number of weighted average diluted shares outstanding calculated in accordance with generally accepted accounting principles (GAAP). Beginning in fiscal year 2008, the Company no longer excludes from its adjusted results employer taxes related to the exercise of employee stock options. See “Reconciliation of Non-GAAP Financial Measures” for additional information on adjusted financial presentations and a reconciliation with results presented in accordance with GAAP.

Share Repurchase

During the three months ended September 30, 2007, the Company repurchased 276,356 shares of its common stock at a total cost of approximately $15.5 million. To date, the Company has repurchased 4,156,437 shares of its common stock at a total cost of approximately $185.9 million. Repurchases will continue to be made from time to time in open market and privately negotiated transactions subject to market conditions. No minimum number of shares has been fixed. The Company will fund its share repurchases with cash on hand and cash generated from operations. At September 30, 2007, the Company had approximately $153.5 million in cash and marketable securities and no debt.

Web and Conference Call Information

The Company will hold a live conference call to discuss its second quarter fiscal year 2008 news release this evening, November 1, 2007, at 6:00 p.m. Eastern Standard Time. The conference call will be available via live audio webcast on the Company’s web site at www.advisoryboardcompany.com in the section entitled “Investor Relations” found under the tab “The Firm.” To participate by telephone, the dial-in number is 866.510.0712 and the access code is 80034717. Please be advised to dial-in at least five minutes prior to the call to register. The webcast will be archived for seven days: from 8:00 p.m. Thursday, November 1, until 8:00 p.m. Thursday, November 8, 2007.

About The Advisory Board Company

The Advisory Board Company provides best practices research and analysis to the health care industry, focusing on business strategy, operations and general management issues. The Company provides best practices and research through discrete programs to a membership of more than 2,600 hospitals, health systems, pharmaceutical and biotech companies, health care insurers, and medical device companies in the United States. Each program typically charges a fixed annual fee and provides members with such services as best practice research reports, executive education, on-line analytical tools, and other supporting research services.

THE ADVISORY BOARD COMPANY
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Selected
	September 30,		Growth
	2007	2006	Rates
Financial Highlights (GAAP, as reported) Revenues	$54,029	$46,727	15.6%
Cost of services	$24,380	$21,575
Member relations and marketing	$11,173	$9,805
General and administrative	$6,350	$5,711
Income from operations	$11,243	$9,111
Net income	$8,536	$7,173	19.0%
Basic earnings per share	$0.47	$0.38	23.7%
Diluted earnings per share	$0.45	$0.37	21.6%
Weighted average common shares outstanding Basic	18,090	18,821
Diluted	18,808	19,447
Financial Highlights (Adjusted) (1) Adjusted cost of services	$23,222	$20,537
Adjusted member relations and marketing	$10,457	$9,104
Adjusted general and administrative	$4,770	$4,312
Adjusted income from operations	$14,697	$12,249	20.0%
Adjusted net income	$10,839	$9,247	17.2%
Adjusted diluted earnings per share	$0.58	$0.48	20.8%
Diluted weighted average common shares outstanding	18,808	19,447
Adjusted percentages of revenues (1) Adjusted cost of services	43.0%	44.0%
Adjusted member relations and marketing	19.4%	19.5%
Adjusted general and administrative	8.8%	9.2%
Adjusted income from operations	27.2%	26.2%
	Six Months Ended		Selected
	September 30,		Growth

	2007	2006	Rates

Financial Highlights (GAAP, as reported) Revenues	$105,133	$90,932	15.6%
Cost of services	$48,668	$42,490
Member relations and marketing	$21,785	$19,247
General and administrative	$12,703	$11,076
Income from operations	$20,327	$17,224
Net income	$15,617	$13,672	14.2%
Basic earnings per share	$0.86	$0.72	19.4%
Diluted earnings per share	$0.83	$0.70	18.6%
Weighted average common shares outstanding Basic	18,100	18,880
Diluted	18,802	19,600
Financial Highlights (Adjusted) (1) Adjusted cost of services	$46,364	$40,339
Adjusted member relations and marketing	$20,362	$17,863
Adjusted general and administrative	$9,567	$8,295
Adjusted income from operations	$27,190	$23,480	15.8%
Adjusted net income	$20,197	$17,807	13.4%
Adjusted diluted earnings per share	$1.07	$0.91	17.6%
Diluted weighted average common shares outstanding	18,802	19,600
Adjusted percentages of revenues (1) Adjusted cost of services	44.1%	44.4%
Adjusted member relations and marketing	19.4%	19.6%
Adjusted general and administrative	9.1%	9.1%
Adjusted income from operations	25.9%	25.8%

(1)	In order to allow investors to assess results on a basis consistent with those used by management, the tables below under “Reconciliation of Non-GAAP Financial Measures” reconcile GAAP to adjusted amounts for the three and six months ended September 30, 2007 and 2006. Adjusted results exclude the share-based compensation expense recognized by the Company in accordance with SFAS No. 123R. Adjusted results include the employer taxes paid in connection with the exercise of employee stock options of $74,000 and $213,000 for the three and six months ended September 30, 2007, respectively, and $45,000 and $148,000 for the three and six months ended September 30, 2006, respectively.

Reconciliation of Non-GAAP Financial Measures

The Company believes its calculations of adjusted results to exclude share-based compensation charges provide additional information about the Company’s ongoing operating performance. The Company’s management uses the adjusted presentations to evaluate projected operating results on a basis that is comparable to that used for periods prior to implementation of SFAS No. 123R and provides such information publicly to assist in comparisons to prior periods. For historical results, a reconciliation between results as adjusted and in conformity with GAAP is shown in the attached schedule. The Company is not able to provide a quantitative reconciliation of its outlook for the remainder of calendar year 2007 to GAAP as equity-based compensation is dependent upon a number of unknown factors, including the amount, type and timing of equity-based compensation grants and future stock prices. Because adjusted financial results are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies.

Adjusted financial results are not measures of financial performance under GAAP and should not be viewed as a pro-forma presentation reflecting the elimination of the underlying share-based compensation programs, as those programs are an important element of the Company’s compensation structure and generally accepted accounting principles indicate that all forms of share-based payments should be valued and included as appropriate in results of operations. Management compensates for this aspect of the non-GAAP financial measures by separately evaluating its share-based compensation arrangements.

THE ADVISORY BOARD COMPANY
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30, 2007
		Share-based
Financial statement descriptions	GAAP, as reported	compensation	Adjusted
Cost of services	$24,380	$(1,158)	$23,222
Member relations and marketing	$11,173	$(716)	$10,457
General and administrative	$6,350	$(1,580)	$4,770
Income from operations	$11,243	$3,454	$14,697
Net income	$8,536	$2,303	$10,839
Diluted earnings per share	$0.45	$0.13	$0.58
	Three Months Ended September 30, 2006

		Share-based
Financial statement descriptions	GAAP, as reported	compensation	Adjusted

Cost of services	$21,575	$(1,038)	$20,537
Member relations and marketing	$9,805	$(701)	$9,104
General and administrative	$5,711	$(1,399)	$4,312
Income from operations	$9,111	$3,138	$12,249
Net income	$7,173	$2,074	$9,247
Diluted earnings per share	$0.37	$0.11	$0.48
	Six Months Ended September 30, 2007

		Share-based
Financial statement descriptions	GAAP, as reported	compensation	Adjusted

Cost of services	$48,668	$(2,304)	$46,364
Member relations and marketing	$21,785	$(1,423)	$20,362
General and administrative	$12,703	$(3,136)	$9,567
Income from operations	$20,327	$6,863	$27,190
Net income	$15,617	$4,580	$20,197
Diluted earnings per share	$0.83	$0.24	$1.07
	Six Months Ended September 30, 2006

		Share-based
Financial statement descriptions	GAAP, as reported	compensation	Adjusted

Cost of services	$42,490	$(2,091)	$40,399
Member relations and marketing	$19,247	$(1,384)	$17,863
General and administrative	$11,076	$(2,781)	$8,295
Income from operations	$17,224	$6,256	$23,480
Net income	$13,672	$4,135	$17,807
Diluted earnings per share	$0.70	$0.21	$0.91

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on information available to the Company as of November 1, 2007, the date of this news release, as well as the Company’s current projections, forecasts and assumptions, and involve risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, the dependence on renewal of membership-based services, dependence on key personnel, the need to attract and retain qualified personnel, management of growth, new product development, competition, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results, possible volatility in the Company’s stock price, the impact on our financials associated with some of our newer programs that are more dependent upon technology, the effects of adoption of SFAS No. 123R including the effect of the amount, type and timing of future stock-based compensation grants, and various factors related to income and other taxes, including whether the District of Columbia withdraws the Company’s status as a Qualified High-Tech Company, as well as those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and also disclosed from time to time in its subsequent reports on Form 10-Q and Form 8-K, which are available on the Company’s website at www.advisoryboardcompany.com in the “Investor Relations” section and at the SEC’s website at www.sec.gov. Additional information will also be set forth in the Company’s report on Form 10-Q for the quarter ended September 30, 2007, which will be filed with the SEC in November 2007.

Accordingly, readers are cautioned not to place undue reliance on forward-looking statements made in this news release, which speak only as of the date of this press release, and the Company does not undertake to update these statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise. You should, however, consult any further disclosures the Company may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

# # #

	THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
AND OTHER OPERATING STATISTICS
(In thousands, except per share data)
	Three Months Ended		Selected	Six Months Ended		Selected
	September 30,		Growth	September 30,		Growth
	2007	2006	Rates	2007	2006	Rates
Statements of Operations
Revenues	$54,029	$46,727	15.6%	$105,133	$90,932	15.6%

Cost of services	24,380	21,575		48,668	42,490
Member relations and marketing	11,173	9,805		21,785	19,247
General and administrative	6,350	5,711		12,703	11,076
Depreciation	883	525		1,650	895
Income from operations	11,243	9,111		20,327	17,224
Interest income	1,554	1,741		3,091	3,459
Income before
provision for income
taxes	12,797	10,852	17.9%	23,418	20,683	13.2%
Provision for income taxes	(4,261)	(3,679)		(7,801)	(7,011)
Net income	$8,536	$7,173	19.0%	$15,617	$13,672	14.2%

Earnings per share
Basic	$0.47	$0.38		$0.86	$0.72
Diluted	$0.45	$0.37	21.6%	$0.83	$0.70	18.6%
Weighted average common shares outstanding
Basic	18,090	18,821		18,100	18,880
Diluted	18,808	19,447		18,802	19,600
Contract Value (at end of period)	$217,530	$186,316	16.8%
Percentages of Revenues
Cost of services	45.1%	46.2%		46.3%	46.7%
Member relations and marketing	20.7%	21.0%		20.7%	21.2%
General and administrative	11.8%	12.2%		12.1%	12.2%
Depreciation and loss on disposal of assets	1.6%	1.1%		1.6%	1.0%
Income from operations	20.8%	19.5%		19.3%	18.9%
Net income	15.8%	15.4%		14.9%	15.0%

THE ADVISORY BOARD COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 30,	March 31,
	2007	2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,172	$13,195
Marketable securities	10,374	12,718
Membership fees receivable, net	68,590	57,671
Prepaid expenses and other current assets	2,692	3,123
Deferred income taxes	19,372	21,673
Total current assets	118,200	108,380
Fixed assets, net	19,903	17,421
Intangible assets, net	1,060	1,011
Goodwill	5,426	5,426
Deferred incentive compensation and other charges	17,507	13,857
Deferred income taxes, net of current portion	4,312	6,629
Marketable securities	125,962	133,450
Total assets	$292,370	$286,174

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues	$119,010	$116,994
Accounts payable and accrued liabilities	19,725	18,721
Accrued incentive compensation	7,293	10,608
Total current liabilities	146,028	146,323
Other long-term liabilities	1,645	1,387
Total liabilities	147,673	147,710

Stockholders’ equity:
Common stock	212	208
Additional paid-in capital	200,974	181,380
Retained earnings	96,579	80,962
Accumulated elements of comprehensive income	(340)	(1,156)
Treasury stock	(152,728)	(122,930)
Total stockholders’ equity	144,697	138,464

Total liabilities and stockholders’ equity	$292,370	$286,174

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Six Months Ended September 30,
	2007		2006
Cash flows from operating activities:
	$		$
Net income		15,617		13,672
Adjustments to reconcile net income to net cash provided by
operating activities -
Depreciation		1,650		895
Amortization of intangible assets		122		92
Deferred income taxes		7,316		6,396
Excess tax benefits from share-based payments		(3,140)		(3,459)
Share-based payment expense		6,864		6,254
Amortization of marketable securities premiums		388		511
Changes in operating assets and liabilities:
Member fees receivable		(10,919)		(8,623)
Prepaid expenses and other current assets		431		(250)
Deferred incentive compensation and other charges		(3,650)		893
Deferred revenues		2,016		(4,616)
Accounts payable and accrued liabilities		1,004		(1,204)
Accrued incentive compensation		(3,315)		(1,256)
Other liabilities		258		966

Net cash flows provided by operating activities		14,642		10,271

Cash flows from investing activities:
Purchases of property and equipment		(4,132)		(5,118)
Capitalized software development costs		(171)		(233)
Redemption of marketable securities		19,875		3,000
Purchases of marketable securities		(9,173)		(8,000)
Net cash flows provided by (used in) investing activities		6,399		(10,351)

Cash flows from financing activities:
Proceeds on issuance of stock from exercise of stock options		9,368		2,371
Proceeds on issuance of stock under employee stock purchase plan		226		209
Excess tax benefits from share-based compensation arrangements		3,140		3,459
Purchases of treasury stock		(29,798)		(20,371)
Net cash flows used in financing activities		(17,064)		(14,332)

Net increase (decrease) in cash and cash equivalents		3,977		(14,412)
Cash and cash equivalents, beginning of period		13,195		21,678
	$		$
Cash and cash equivalents, end of period		17,172		7,266